POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS: That the undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint, each of MARK M. McGUIRE, THOMAS E. MORAN, DAVID M. O'LOUGHLIN, LIZBETH L. WRIGHT, SUZANNE K. HANSELMAN, KATHLEEN S. O'CONNOR AND ELIZABETH K. RIOTTE, acting individually, as his or her true and lawful attorney, for him or her, and in his or her name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to reports to the Securities and Exchange Commission on Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by Eaton Corporation, an Ohio corporation, and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and performance every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

	This Power of Attorney shall revoke any Power of Attorney previously executed by the undersigned regarding the filing of Forms 3, 4, 5 or 144 with the
Securities and Exchange Commission for transactions in Eaton securities, but this revocation does not invalidate any actions taken pursuant to any prior
Powers of Attorney.

	This Power of Attorney shall expire on the date the undersigned is no longer required to file Form 3, 4, 5 or 144 reports with the Securities and Exchange
Commission with respect to holdings of and transactions in securities issued by
Eaton Corporation, unless revoked in writing prior thereto.

	IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 28th day of January, 2009.



/s/Kurt B. McMaken
Kurt B. McMaken